                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                              CAMINUS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              CAMINUS CORPORATION
                                825 THIRD AVENUE
                                   28TH FLOOR
                            NEW YORK, NEW YORK 10022

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                           ON WEDNESDAY, MAY 2, 2001

     The Annual Meeting of Stockholders of Caminus Corporation, a Delaware corporation (the "Company"), will be held at The Penn Club, 30 West 44th Street, New York, New York, on Wednesday, May 2, 2001, at 10:00 a.m., local time, to consider and act upon the following matters:

        1. To elect three Class II Directors to serve for the ensuing three years.

        2. To approve (a) an amendment to the Company's 1999 Stock Incentive Plan, increasing from 502,312, to 1,218,943 the number of shares of Common Stock of the Company authorized for issuance under such plan and (b) the continuance of the 1999 Stock Incentive Plan, as amended.

        3. To ratify the selection by the Board of Directors of KPMG LLP as the Company's independent auditors for the year ending December 31, 2001.

        4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on March 16, 2001 will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company at the address set forth above, and will be available at the Annual Meeting.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          DAVID M. STONER
                                          President and Chief Executive Officer

New York, New York
April 12, 2001

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              CAMINUS CORPORATION
                                825 THIRD AVENUE
                                   28TH FLOOR
                            NEW YORK, NEW YORK 10022

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 2, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Caminus Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at The Penn Club, 30 West 44th Street, New York, New York, on Wednesday, May 2, 2001 at 10:00 a.m., local time, and at any adjournment or adjournments of the meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

     At the close of business on March 16, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 15,755,877 shares of Common Stock, $0.01 par value per share (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote per share as to all matters submitted to the stockholders at the Annual Meeting.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2000 ARE FIRST BEING SENT OR GIVEN TO STOCKHOLDERS ON OR ABOUT APRIL 12, 2001. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, 825 THIRD AVENUE, 28TH FLOOR, NEW YORK, NEW YORK 10022, ATTENTION: SECRETARY. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTES REQUIRED

     Under the Company's Amended and Restated By-laws, the holders of a majority of the shares of the capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) shall constitute a quorum for the transaction of business at the Annual Meeting. A quorum, once established at the Annual Meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of capital stock present or represented by proxy at the Annual Meeting and voting on the matter is required for the approval of the amendment to the Company's 1999 Stock Incentive Plan and the approval of the continuance of the Company's 1999 Stock Incentive Plan, as amended, and for the ratification of the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the matters to be voted on at the Annual Meeting, each of which requires the affirmative vote of either a plurality or a majority of the votes cast or shares voting on the matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information, as of February 28, 2001 (except as otherwise specified), with respect to the beneficial ownership of the Common Stock by:

     - each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock;

     - each director and nominee for director of the Company;

     - the Chief Executive Officer and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2000 (the "Named Executive Officers"); and

     - all executive officers, directors and nominees for director of the Company as a group.

                                                              NUMBER OF SHARES OF
                                                                 COMMON STOCK        PERCENTAGE OF
                                                                 BENEFICIALLY         COMMON STOCK
BENEFICIAL OWNER                                                   OWNED(1)          OUTSTANDING(2)
----------------                                              -------------------    --------------
5% STOCKHOLDERS
OCM Principal Opportunities Fund, L.P.(3)...................        3,854,373              24.5%
  c/o Oaktree Capital Management, LLC
  333 South Grand Avenue, 28th Floor
  Los Angeles, CA 90071
Christopher S. Brothers(3)..................................        3,854,373              24.5%
  c/o Oaktree Capital Management, LLC
  333 South Grand Avenue, 28th Floor
  Los Angeles, CA 90071
Brian J. Scanlan(4).........................................        1,182,742               7.5%
  c/o Caminus Corporation
  825 Third Avenue, 28th Floor
  New York, New York 10022
RIT Capital Partners plc....................................        1,003,612               6.4%
  Spencer House
  27 St. James's Place
  London SWIA 1NR
  United Kingdom
OTHER DIRECTORS AND EXECUTIVE OFFICERS
David M. Stoner.............................................          361,889               2.3%
Anthony H. Bloom(5).........................................            2,233                 *
Nigel L. Evans..............................................          719,069               4.6%
Lawrence D. Gilson(5)(6)....................................          422,417               2.7%
Richard K. Landers(5)(6)....................................          422,417               2.7%
Clare M. J. Spottiswoode....................................               --                --
Mark A. Herman(7)...........................................           27,020                 *
All directors and executive officers as a group (8
  persons)(8)...............................................        6,544,956              41.5%

---------------
* Less than 1%

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed. For purposes of this table, each person is deemed to beneficially own any shares subject to stock options, warrants or other securities convertible into Common Stock, held by such person which are currently exercisable or convertible or exercisable or convertible within 60 days after February 28, 2001.

(2) Number of shares deemed outstanding includes 15,747,140 shares issued and outstanding as of February 28, 2001, plus any shares subject to stock options, warrants or other securities convertible into Common Stock, held by the referenced beneficial owner(s).

(3) Includes 3,852,140 shares of Common Stock held by OCM Principal Opportunities Fund, L.P. (the "Fund"). Oaktree Capital Management, LLC ("Oaktree"), a registered investment adviser under the Investment Advisers Act of 1940, as amended, has voting and dispositive power over the shares held by the Fund as general partner of the Fund. Christopher S. Brothers is a Managing Director of Oaktree. Although Oaktree may be deemed to beneficially own such shares for purposes of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Oaktree disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. To the extent that Mr. Brothers participates in the process to vote or dispose of such shares, he may be deemed under certain circumstances for purposes of Section 13 of the Exchange Act to be the beneficial owner of such shares of the Company's Common Stock. Mr. Brothers disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Also includes 2,233 shares of Common Stock issuable upon the exercise of an option granted to Mr. Brothers as a director of the Company. Any proceeds from the sale of shares issuable upon exercise of the option are for the benefit of the Fund. Oaktree and Mr. Brothers disclaim beneficial ownership of the shares issuable upon exercise of such option, except to the extent of any pecuniary interest therein.

(4) Includes 1,162,534 shares of Common Stock held by ZAK Associates, Inc., which is an entity that is 100% owned by the Scanlan Family Limited Partnership, of which Brian Scanlan and Cynthia Chang are each a general partner. Mr. Scanlan and Ms. Chang are husband and wife and share voting and dispositive power over the shares of Common Stock owned by ZAK Associates, Inc. Also includes 20,208 shares which are owned jointly by Mr. Scanlan and Ms. Chang.

(5) Includes 2,233 shares issuable upon the exercise of stock options. Any proceeds from the sale of shares issuable upon exercise of the options granted to Messrs. Gilson and Landers are for the benefit of GFI, as defined below. Messrs. Gilson and Landers disclaim beneficial ownership of the shares issuable upon exercise of such options, except to the extent of any pecuniary interest therein.

(6) Includes 420,184 shares owned by GFI Two LLC (together with its affiliated entities, "GFI"). Lawrence D. Gilson is Chairman of GFI, and Richard K. Landers is a principal of GFI. To the extent that Messrs. Gilson and Landers participate in the process to vote or dispose of such shares, Messrs. Gilson and Landers may be deemed to beneficially own the shares held by GFI. Each of Messrs. Gilson and Landers disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein.

(7) Mr. Herman resigned as an officer of the Company in February 2001.

(8) Includes an aggregate of 8,932 shares issuable upon the exercise of stock options.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors is classified into three classes, with members of each class holding office for staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I, Class II and Class III directors expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held in 2003, 2001 and 2002, respectively.

     Unless the proxy is marked otherwise, the persons named in the enclosed proxy will vote to elect, as Class II directors, Nigel L. Evans, Lawrence D. Gilson and Brian J. Scanlan to serve for the ensuing three-year term. All of the nominees are currently Class II directors of the Company. Each of the nominees has indicated his willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

DIRECTORS AND NOMINEES

     For each member of the Board whose term of office as a director continues after the Annual Meeting, including those who are nominees for election as Class II directors, there follows information given by each concerning his or her name and age, his or her positions with the Company, his or her principal occupation and business experience during the past five years, the names of the other organizations for which he or she serves as a director and the year during which he or she first became a director of the Company. There are no familial relationships among any of the directors, nominees for director and executive officers, except that Messrs. Gilson and Stoner are brothers-in-law.

     NOMINEES FOR CLASS II DIRECTORS (TERMS EXPIRE AT 2004 ANNUAL MEETING)

     NIGEL L. EVANS, 47, has been a director of the Company since May 1998. Dr. Evans has served as the Executive Vice President and Director of European Operations of the Company since November 2000. From May 1998 to November 2000, Dr. Evans served as the Company's Senior Vice President and Director of European Operations and from 1985 to May 1998, he served as Chairman and Chief Executive Officer of Caminus Limited, a European strategic consultancy acquired by the Company in May 1998.

     LAWRENCE D. GILSON, 52, has been a director of the Company and has served as Chairman of the Board of Directors of the Company since May 1998. Mr. Gilson founded each GFI affiliated entity and has served as Chairman of GFI since 1995. GFI is a fund manager with an exclusive energy focus. He previously founded and was President of Venture Associates, a leading energy industry consulting firm from 1985 to 1995. When he and his partners sold Venture Associates to Arthur Andersen LLP in a two-stage transaction in 1990 and 1992, Mr. Gilson also became Worldwide Head of Arthur Andersen's Utility Consulting Practice. Prior to founding Venture Associates, Mr. Gilson served as a member of the White House staff from 1977 through 1979 and then as Vice President for Corporate Development and Government Affairs of Amtrak, a passenger rail company, from 1979 to 1983. He is the board chair of Power Measurement Ltd. and a board member of LineSoft Corporation.

     BRIAN J. SCANLAN, 38, has been a director of the Company since May 1998 and has served as the Executive Vice President and Chief Technology Officer of the Company since November 2000. From January 1999 to November 2000, Mr. Scanlan served as Senior Vice President and Chief Technology Officer of the Company. From May 1998 to December 1998, Mr. Scanlan served as President of Zai*Net Software, L.P. and from 1987 to May 1998 he served as President of Zai*Net Software, Inc., a software firm and predecessor to the Company.

           CLASS III DIRECTORS (TERMS EXPIRE AT 2002 ANNUAL MEETING)

     CHRISTOPHER S. BROTHERS, 35, has been a director of the Company since May 1998. Mr. Brothers is a Managing Director of Oaktree Capital Management, LLC, a registered investment adviser under the Investment Advisers Act of 1940. Prior to joining Oaktree Capital Management, LLC in 1996, Mr. Brothers worked at the New York headquarters of Salomon Brothers Inc, an investment bank, where he served as a Vice President in the Mergers and Acquisitions group. Prior to 1992, Mr. Brothers was a Manager in the Valuation Services group of PricewaterhouseCoopers LLP, an accounting firm. Mr. Brothers serves on the boards of directors of Cherokee International LLC, National Mobile Television, Inc., Power Measurement Ltd. and Xantrex Technology, Inc.

     DAVID M. STONER, 59, has served as a director and the President and Chief Executive Officer of the Company since October 1998. From April 1997 to October 1998, Mr. Stoner served as President and Chief Operating Officer at SS&C Technologies, Inc., a provider of asset management software to the financial services industry. From August 1995 to October 1996, Mr. Stoner served as President and Chief Operating Officer of The Dodge Group, Inc., a software company providing PC-based general ledger systems. From December 1987 to August 1995, Mr. Stoner served as the Executive Vice President, Worldwide Operations at Marcam Corporation, an international provider of enterprise applications and services. Mr. Stoner is a member of the board of directors of LineSoft Corporation.

            CLASS I DIRECTORS (TERMS EXPIRE AT 2003 ANNUAL MEETING)

     ANTHONY H. BLOOM, 62, has served as a director of the Company since May 1998. Mr. Bloom is an international investor now based in London. Prior to his relocation to London in July 1988, he lived in South Africa where he was the Chairman and Chief Executive Officer of The Premier Group, a multi-billion dollar conglomerate involved in agribusiness, retail and consumer products, and a member of the boards of directors of Barclays Bank, Liberty Life Assurance and South African Breweries. After moving to the United Kingdom in 1988, he served as a member of the board of directors of RIT Capital Partners plc, the publicly traded, London-based investment company chaired by Lord Rothschild, and as Deputy Chairman of Sketchley plc. Mr. Bloom presently provides investment advice to RIT Capital Partners plc and is Chairman of Cine-UK Ltd. Mr. Bloom is also a director of Rio Narcea Gold Mines Ltd.

     RICHARD K. LANDERS, 53, has served as a director of the Company since May 1998. Mr. Landers is a principal of GFI and a founder of each GFI affiliated entity established since 1995. From 1986 to 1995, he was a partner of Venture Associates and of Arthur Andersen LLP following that firm's acquisition of Venture Associates. From 1979 to 1986, Mr. Landers held senior planning strategy positions in Los Angeles and Washington D.C. with Southern California Gas Company and its holding company, Pacific Enterprises. Before joining Southern California Gas, Mr. Landers served as a foreign service officer in the U.S. State Department with special responsibilities for international energy matters. He is also a board member of LODESTAR Corporation.

     CLARE M.J. SPOTTISWOODE, 48, has served as a director of the Company since December 2000. From April 1999 to May 2000, Ms. Spottiswoode was a Partner of PA Consulting Group, a management, systems and technology consulting firm. From November 1998 to April 1999, she served as Senior Vice President of Azurix, a global water services company. From 1993 to 1998, Ms. Spottiswoode served as Director General of Gas Supply, the United Kingdom's gas regulator. In 1984 she founded, and until 1990 was Chairman and Chief Executive of, Spottiswoode and Spottiswoode, a microcomputer software company targeted at the financial and corporate sectors. Ms. Spottiswoode serves as chairman of the board of each of H2GO, Homebill, BuyEnergyOnline and Economatters and as a director of Advanced Technology Ltd. Ms. Spottiswoode was made a Companion of the British Empire in 1999.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met six times during 2000. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.

     The Board has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee met six times during 2000. The current Audit Committee members are Messrs. Bloom, Brothers and Landers.

     The Board has a Compensation Committee which establishes the compensation policies applicable to the Company's executive officers and administers and grants stock options pursuant to the Company's stock plans. The Compensation Committee met three times during 2000. The current members of the Compensation Committee are Messrs. Bloom, Brothers and Landers.

DIRECTOR COMPENSATION

     The Company reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any meetings of its committees. Each non-employee director is paid $1,500 for attendance at each meeting of the Board of Directors or for each telephonic meeting of the Board in which he or she participates. Each non-employee director is further entitled to $1,500 for each meeting of a committee of the Board attended by the director which is held on a day other than the day of, or the day before or after, the date of any meeting of the full Board of Directors. Other directors are not entitled to compensation in their capacities as directors. The Company may, in its discretion, grant stock options and other equity awards to its non-employee directors from time to time under its stock plans.

     On January 28, 2000, each of the Company's non-employee directors received an option under the Company's 1999 Stock Incentive Plan to purchase 7,143 shares of Common Stock at an exercise price of $16.00 per share. Each option cumulatively vests as to 25% of the underlying shares on the first anniversary of the date of grant and monthly thereafter for an additional three years. See "Proposal 2 -- Amendment to 1999 Stock Incentive Plan and Approval of the Continuance of the Plan" for a description of the 1999 Stock Incentive Plan.

EXECUTIVE COMPENSATION

  Summary Compensation

     The following table sets forth certain information with respect to the total compensation of each of the Named Executive Officers for the three years ended December 31, 2000. The total compensation paid or accrued below includes compensation paid or accrued by Caminus LLC, Zai*Net Software, Inc. and Caminus Limited. In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                              ANNUAL COMPENSATION
                                     --------------------------------------     SECURITIES
                                                               OTHER ANNUAL     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR     SALARY       BONUS       COMPENSATION     OPTIONS(1)     COMPENSATION(2)
---------------------------  ----    --------    ----------    ------------    ------------    ---------------
David M. Stoner..........    2000    $250,000    $2,726,677(3)  $1,112,500(4)         --           $    --
  President and Chief        1999     250,000       125,000             --            --                --
  Executive Officer          1998      42,242        25,000             --            --                --
Nigel L. Evans(5)........    2000     248,148       236,497             --            --            16,429
  Executive Vice President   1999     330,000       162,000             --            --            16,563
  and Director of European   1998     307,450       124,278             --            --            21,522
  Operations
Brian J. Scanlan.........    2000     180,000        41,161             --            --                --
  Executive Vice President   1999     162,500        32,542             --            --                --
  and Chief Technology       1998     150,000        46,042             --            --                --
  Officer
Mark A. Herman(6)........    2000     173,525        84,520             --            --                --
  Vice President and Chief   1999     140,674        42,202             --        54,040                --
  Financial Officer

---------------
(1) Represents the number of shares covered by options to purchase shares of Common Stock granted during the respective year. The Company has never granted stock appreciation rights.

(2) Amounts shown in this column represent Caminus Limited's contributions to Dr. Evans' personal pension plan.

(3) Mr. Stoner's bonus for the year 2000 includes (a) an award of 160,209 shares of Common Stock at a value of $2,563,344, or $16.00 per share on the date of grant, and (b) $163,333 for services rendered during 2000.

(4) Represents the outstanding balance of a loan from the Company to Mr. Stoner, which was forgiven by the Company in February 2000 in connection with the Company's initial public offering.

(5) Dr. Evans' compensation in U.S. dollars is based on an exchange ratio of approximately $1.65, $1.62 and $1.49 per L1 as of December 31, 1998, 1999 and 2000, respectively.

(6) Mr. Herman joined the Company in February 1999 and resigned his position with the Company in February 2001.

  Option Grants

     The Company did not grant any stock options or stock appreciation rights to any of the Named Executive Officers during 2000.

  Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table summarizes certain information regarding stock options exercised during 2000 and the number and value of unexercised stock options held as of December 31, 2000 by each of the Named Executive Officers. No stock appreciation rights were exercised during 2000 by the Named Executive Officers or were outstanding at year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                            SHARES                         AT FISCAL YEAR-END          AT FISCAL YEAR-END(2)
                           ACQUIRED         VALUE       -------------------------    -------------------------
NAME                      ON EXERCISE    REALIZED(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                      -----------    -----------    -------------------------    -------------------------
David M. Stoner.........         --              --                0/0                         $0/$0
Nigel L. Evans..........    231,674      $3,706,784                0/0                          0/0
Brian J. Scanlan........         --              --                0/0                          0/0
Mark A. Herman..........         --              --           24,768/29,272               440,623/520,749

---------------
(1) Represents the difference between the aggregate fair market value of the underlying shares of Common Stock on the date of exercise and the aggregate exercise price.

(2) Based on the aggregate fair market value of the underlying shares of Common Stock on December 29, 2000 ($23.25 per share), as reported on the Nasdaq National Market, less the aggregate option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Bloom, Brothers and Landers served as members of the Compensation Committee during the Company's last fiscal year. No executive officer of the Company has served as a director or member of the compensation committee or other committee serving an equivalent function of any other entity whose executive officers served as a director or member of the Company's Compensation Committee. During 2000, the Compensation Committee determined the compensation of the Company's executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Mr. Stoner's Employment Agreement

     On October 21, 1998, the Company entered into an employment agreement with David M. Stoner. Under the terms of his agreement, Mr. Stoner's employment as President and Chief Executive Officer will continue until October 21, 2001, unless sooner terminated. Mr. Stoner receives a base salary of $250,000 per year and received a bonus of $125,000 for services rendered during 1999. Mr. Stoner's eligibility for bonuses is determined by the Board of Directors. For services rendered during 2000, Mr. Stoner received a bonus of $163,333. In 2000, Mr. Stoner also received an award of stock and the forgiveness of outstanding indebtedness including accrued interest, which are described in the following paragraph.

     In connection with Mr. Stoner's employment agreement, the Company provided Mr. Stoner with two loans. The first loan was for $100,000 at an annual interest rate of 9% and was evidenced by a one-year demand recourse promissory note, dated October 30, 1998. In January 2000, Mr. Stoner repaid this loan, including all accrued interest, in the amount of $111,250. The second loan was for $1,000,000 at an annual interest rate of 9% and was evidenced by a ten-year secured recourse promissory note dated October 21, 1998. The second loan was secured by Mr. Stoner's equity, profits and ownership of the Company pursuant to a pledge and security agreement. The purpose of the second loan was to provide Mr. Stoner with the entire purchase price for 3,364,396 shares of Series A membership interest in Caminus LLC, which converted into 320,418 shares of Common Stock prior to the Company's initial public offering. Upon the closing of the Company's initial public offering in February 2000, in accordance with the terms of the loan agreement, the Company forgave the outstanding indebtedness and related accrued interest owed to the Company by Mr. Stoner, which equaled an aggregate of $1,112,500, and awarded Mr. Stoner 160,209 shares of Common Stock.

     If the Company terminates Mr. Stoner's employment with cause or if Mr. Stoner resigns for no good reason, he will receive all accrued compensation and vested benefits, excluding any bonus amounts. If the Company terminates his employment without cause or if Mr. Stoner resigns for good reason, Mr. Stoner will receive all unpaid accrued compensation, vested benefits and a severance benefit equal to his base salary until the earlier of October 21, 2001 or twelve months following the date of termination.

     Mr. Stoner's agreement contains a confidentiality provision and further provides that Mr. Stoner may not work for, or hold 5% or more of the outstanding capital stock of a publicly traded corporation, which is a competing business anywhere in the world for one year after the conclusion of his employment. A competing business is one that develops and markets (1) software or consulting advisory services used to analyze or influence client and industry decisions regarding energy pricing, investments, regulatory policy and financial and strategic planning for clients in the natural gas, crude oil, refined products, electric power and utility industries and (2) software or related products or services which otherwise facilitate transactions or other participation in competitive energy markets.

     On August 9, 2000, the Company filed a registration statement on Form S-8 registering for resale 430,140 shares of its Common Stock then owned by Mr. Stoner. In connection with this registration, the Company entered into a termination agreement with Mr. Stoner, in which the Company agreed to terminate its right to purchase all of its securities owned by Mr. Stoner in the event of Mr. Stoner's termination of employment with the Company.

  Other Employment Arrangements

     On May 12, 1998, Caminus Limited, the Company's wholly owned subsidiary, entered into a service agreement with Dr. Nigel L. Evans, which was amended on January 14, 2000. Under the terms of his agreement, Dr. Evans' employment as Chief Executive Officer of Caminus Limited will continue until May 5, 2001, renewing annually thereafter for successive one-year terms unless sooner terminated. Commencing January 31, 2000, Dr. Evans' base salary was L163,500 per year ($264,870 as of January 31, 2000) and Dr. Evans was no longer eligible to receive an annual bonus. After the closing of the Company's initial public offering, Dr. Evans received a one-time bonus of L158,723 ($253,957 on February 29, 2000, the date of the award). Dr. Evans is also eligible to participate in Caminus Limited's bonus pool for key employees. If the Company terminates Dr. Evans' employment without cause or Dr. Evans terminates his employment due to a constructive dismissal, he will receive his current salary, bonus and other benefits for twelve months from the date of termination. If Dr. Evans resigns, he will receive all salary, bonus and other benefits that have accrued as of the date of termination.

     Dr. Evans' agreement contains a confidentiality provision and further provides that he may not directly or indirectly act as an employee or consultant, or hold more than a 5% investment in any class of securities quoted on a stock exchange, in a competing business for one year after the date of termination. A competing business has the same meaning in Dr. Evans' agreement as in Mr. Stoner's agreement, as described above. On May 12, 1998, Dr. Evans also entered into a covenant not to compete with Caminus Limited, which extends his obligations not to compete for two years after termination in certain circumstances.

     On May 12, 1998, Zai*Net Software, L.P., which was the Company's majority-owned subsidiary at the time, entered into an employment agreement with Brian J. Scanlan, which was amended November 8, 1999. In March 1999, the Company assumed the employment agreement when Zai*Net Software, L.P. was merged into the Company. Under the terms of his agreement, Mr. Scanlan's employment as Chief Technology Officer will continue until May 12, 2001, unless sooner terminated. Effective July 1, 2000, the Company increased Mr. Scanlan's base salary from $175,000 to $185,000 per year, subject to annual review and increases. Mr. Scanlan is eligible to participate in the Company's bonus pool. For fiscal year 2000, Mr. Scanlan was paid a bonus of $41,161. If the Company terminates Mr. Scanlan's employment without cause or if he resigns for good reason, Mr. Scanlan will receive all accrued compensation and vested benefits as of the termination date and a severance benefit of his base salary for the remainder of the term of his agreement.

     Mr. Scanlan is also a party to a covenant not to compete, dated May 12, 1998, which contains a confidentiality provision and further provides that he may not perform services, or hold 5% or more of the outstanding capital stock of a publicly traded corporation, in a competing business other than on behalf of the Company or its affiliates anywhere in the world for the greater of (1) three and one-half years from the date of the agreement or (2) two years after the date of termination. A competing business includes developing, licensing, installing and maintaining commodities trading and risk management software and providing consulting and support services related to such software activities to the foreign exchange, natural gas, crude oil, refined products and electric power industries and software or related products or services which otherwise facilitate transactions or other participation in competitive energy markets.

     On January 26, 1999, the Company entered into an employment letter with Mark A. Herman, the Company's former Chief Financial Officer. Under the terms of his employment letter, Mr. Herman received a base salary of $165,000 annually and was eligible to receive a yearly bonus. Effective February 22, 2000, Mr. Herman's base salary was increased to $175,000 per year. For 2000, Mr. Herman was paid a bonus of $84,520. On February 8, 1999, Mr. Herman was granted an option to purchase 567,416 shares of Series A membership interest in Caminus LLC at an exercise price of $0.52 per share, which converted into an option to purchase 54,040 shares of Common Stock at $5.46 per share. His option vested as to 25% of the shares on February 8, 2000 and as to 2.08% of the remaining shares each month thereafter until Mr. Herman terminated his employment in February 2001. On February 8, 2001, Mr. Herman exercised his then vested options for a total of 27,020 shares of Common Stock.

  Zai*Net Software, L.P.

     In connection with the Company's acquisition of partnership interests in Zai*Net Software, L.P. in May 1998, the Company paid $355,091 and certain of its original limited liability company investors, in the aggregate, paid $1,832,409 to Zak Associates, Inc. on April 15, 2000. These investors included GFI, OCM Principal Opportunities Fund, L.P. and RIT Capital Partners plc, which entities are each principal stockholders of the Company. Brian J. Scanlan, the Company's Executive Vice President and Chief Technology Officer and a member of the Board of Directors, is a general partner of the Scanlan Family Limited Partnership, which owns 100% of the shares of ZAK Associates, Inc.

  GFI

     In May 1998, the Company entered into an arrangement pursuant to its operating agreement whereby GFI provided substantial ongoing strategic advice, as well as financial, tax and general administrative services to the Company and, in return, the Company paid GFI an annual fee, payable in monthly installments. The Company and GFI agreed to terminate GFI's advisory arrangement effective as of the Company's reorganization from a limited liability company to a corporation. As consideration for GFI's agreement to terminate the formal advisory arrangement, in February 2000, the Company paid GFI a $1,300,000 fee from the net proceeds of its initial public offering. Lawrence D. Gilson is the Chairman, and Richard K. Landers is a principal, of GFI. Messrs. Gilson and Landers are both members of the Company's Board of Directors.

  Fleet Bank Pledge Agreements

     On June 23, 1999, the Company entered into a credit agreement with Fleet Bank, which provided for revolving loans and working capital loans in an aggregate principal amount of up to $5,000,000. Pursuant to the agreement, Fleet Bank maintained a first and prior security interest in and lien on at least 75% of the Company's capital stock. To meet this demand, the following stockholders pledged their capital stock as collateral for the loan in pledge agreements with Fleet Bank: Brian J. Scanlan; Nigel L. Evans; OCM Principal Opportunities Fund, L.P.; RIT Capital Partners plc and GFI.

     In February 2000, the Company used $4,308,983 of the proceeds from its initial public offering to repay all amounts outstanding under the credit agreement. The Company terminated the credit agreement following the closing of its initial public offering.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by reporting persons of the Company ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act, or written representations from certain Reporting Persons that no Form 5 filing was required for such person, the Company believes that during 2000 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act, with the exception of Mr. Brothers, who recently amended his Form 4 filed in February 2000 to report his January 2000 option grant.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee (the "Compensation Committee") of the Board of Directors is responsible for establishing the compensation of, and the compensation policies with respect to, the Company's executive officers, including the Company's Chief Executive Officer, and administering and granting stock options pursuant to the Company's stock plans. The Compensation Committee currently consists of Anthony Bloom, Christopher Brothers (Chairman) and Richard Landers.

     The objectives of the Company's executive compensation program are to:

     - Attract and retain key executives critical to the long-term success of the Company;

     - Align the interests of executive officers with the interests of stockholders and the success of the Company; and

     - Recognize and reward individual performance and responsibility.

     To achieve these objectives, the Compensation Committee has adopted a mix among the compensation elements of salary, cash bonus and in many cases, stock options.

COMPENSATION PROGRAM

     Base Salary. The Compensation Committee sets the base salaries for all executive officers, including the Chief Executive Officer. In determining appropriate base salaries, the Compensation Committee considers a variety of factors, including: external competitiveness, the roles and responsibilities of the individual, the internal equity of compensation relationships, the contributions of the individual to the Company's success and the individual's overall compensation package. A specific factor considered for incoming executives is the salary that the executive is receiving in his present position. In addition, the Compensation Committee consults surveys and other data points from the external marketplace, some of which reflect comparable executive salaries in general and some of which are specific to the technology and software industries.

     Annual Cash Incentive Opportunities. The Company believes that executive compensation should be a function of the success and profitability of the business. As such, the Compensation Committee establishes a bonus pool for the Company each year and allocates the pool among the senior management team, executives and key personnel. The amount of available funds in the pool is determined based on total revenues in order to align the bonus pool to the interests of the stockholders. Individual incentive awards are linked to the achievement of revenue and net income goals by the Company and/or specific business units and the achievement by the executives of certain objectives that have been assigned based on discussions with the Chief Executive Officer.

     Long-Term Stock Based Incentives. The Compensation Committee also believes that it is essential for executive officers to have the perspective and motivation of the stockholders. As such, from time to time the Compensation Committee grants stock options to executive officers and other employees under the Company's 1999 Stock Incentive Plan. In determining actual awards, the Compensation Committee considers the externally competitive market, the contributions of the individual to the success of the Company, and the need to retain the individual over time. All executive officers, including the Chief Executive Officer, are eligible to receive awards under the 1999 Stock Incentive Plan.

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to its chief executive officer and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m).

While the Compensation Committee does not currently intend to qualify its annual cash incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

2000 COMPENSATION

     Base Salary. David M. Stoner, the Company's Chief Executive Officer and President, is party to an employment agreement, dated October 21, 1998, that sets his annual base salary at $250,000, which amount he received for fiscal year 2000. In setting Mr. Stoner's salary, the Compensation Committee considered the salary Mr. Stoner earned at his prior position and his overall compensation package at the Company and referred to compensation studies for chief executive officers for comparable companies. Mr. Stoner's employment agreement is subject to renewal in October 2001. The factors that the Compensation Committee will consider in setting Mr. Stoner's new salary will include his overall compensation package and the salaries that chief executive officers of comparable companies in similar industries receive. In addition, the Compensation Committee will consider a salary amount that will have motivational and retention value.

     The other executive officers, Dr. Evans and Messrs. Scanlan and Herman, are also parties to employment agreements that set their original annual base salaries at L200,000, $150,000 and $165,000, respectively. Effective January 31, 2000, the Compensation Committee amended Dr. Evans' employment agreement to adjust his annual base salary to L163,500 ($264,870 as of January 31, 2000). On November 8, 1999, the Compensation Committee amended Mr. Scanlan's employment agreement to increase his annual base salary to $175,000. During 2000, the Compensation Committee further reviewed Mr. Scanlan's employment agreement and, effective July 1, 2000, increased his annual base salary to $185,000. Effective February 22, 2000, the Compensation Committee increased Mr. Herman's annual base salary to $175,000. The increases for Messrs. Scanlan and Herman were based upon responsibility levels, contributions to the success of the Company and base salaries of executives in comparable companies. The employment agreements between the Company and each of Mr. Scanlan and Dr. Evans are subject to renewal in May 2001. The factors that the Compensation Committee will consider in setting each executive's new salary will be salaries that executive officers of comparable companies in similar industries receive. In addition, the Compensation Committee will consider a salary amount that will have motivational and retention value. Mr. Herman resigned his position with the Company in February 2001.

     Annual Cash Incentive Opportunities. For fiscal year 2000, Mr. Stoner received a bonus of $163,333 for services rendered during 2000. The Compensation Committee determined this amount based upon the Company's performance relative to the established budget and relative to the performance of certain strategic initiatives. The Compensation Committee believes Mr. Stoner's bonus is reflective of the strong leadership he provides for the Company and the senior management team. For fiscal year 2000, Messrs. Scanlan and Herman received a bonus of $41,161 and $84,520, respectively, and on February 29, 2000, Dr. Evans received a one-time bonus of L158,723 ($253,957 on the date of the award). The annual cash incentives paid to the Company's executive officers, excluding the Chief Executive Officer, were based on recommendations made by Mr. Stoner and were tied to the Company's performance. Pursuant to an amendment to his employment agreement effective January 31, 2000, Dr. Evans is no longer eligible to receive an annual bonus.

     In addition, upon the closing of the Company's initial public offering in February 2000, the Company forgave the outstanding indebtedness and related accrued interest owed to the Company by Mr. Stoner, which equaled an aggregate of $1,112,500, and awarded Mr. Stoner 160,209 shares of Common Stock. The employment agreement with Mr. Stoner provided for this additional award as an incentive to complete a successful initial public offering.

     Long-Term Stock Based Incentives. During fiscal year 2000, the Company did not grant additional options to the Company's executive officers. The Compensation Committee determined that the executive officers, including the Chief Executive Officer, had sufficient equity positions in the Company and the Company did not need to award additional options in order to align the interests of its executive officers with the interests of stockholders.

     Respectfully submitted by the Compensation Committee of the Board of Directors of Caminus Corporation:

                                          Christopher S. Brothers (Chairman)
                                          Anthony H. Bloom
                                          Richard K. Landers

              REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors is composed of three members and acts under a written charter first adopted and approved on May 2, 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee currently are Anthony Bloom, Christopher Brothers (Chairman) and Richard Landers. Each of the members of the Audit Committee is independent, as defined by its charter and the rules of the Nasdaq Stock Market, with the exception of Richard K. Landers. Mr. Landers is a principal of GFI, which received a $1,300,000 fee from the Company in February 2000 in connection with the provision of strategic advice, as well as financial, tax and general administrative services, to the Company. However, the Board of Directors has determined, and is expected to resolve at its next meeting in May 2001, that, based upon his financial experience and background, including his tenure at GFI, Venture Associates and Arthur Andersen LLP, Mr. Landers' membership on the Audit Committee is required by the best interests of the Company and its stockholders.

     Management of the Company is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews, evaluates and discusses the following matters with the Company's management, independent auditors and internal accounting and financial personnel:

     - the plan for, and the independent auditors' report on, each audit of the Company's annual financial statements;

     - the plan for, and the independent auditors' presentation on, each quarterly review of the Company's financial statements;

     - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

     - changes in the Company's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to the Company; and

     - the adequacy of the Company's internal controls and accounting and financial personnel.

     The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended 2000 and discussed these financial statements with the Company's management and the independent auditors. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with KPMG LLP, the

Company's independent auditors. SAS 61 requires KPMG LLP to discuss with the Company's Audit Committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company was compatible with maintaining such auditors' independence. See "Proposal 3 -- Ratification of Selection of Independent Auditors."

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     Respectfully submitted by the Audit Committee of the Board of Directors of Caminus Corporation:

                                          Christopher S. Brothers (Chairman)
                                          Anthony H. Bloom
                                          Richard K. Landers

                         COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Company's Common Stock, for the period from January 28, 2000 through December 31, 2000, with the cumulative return on (1) the Nasdaq Composite Index and (2) the Nasdaq Computer and Data Processing Index. The comparison assumes the investment of $100 on January 28, 2000 in the Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to January 28, 2000, the Common Stock was not registered under the Exchange Act.

                              [Performance Graph]

----------------------------------------------------------------------------------------------------------------------
                                                              Cumulative Total Return
                             -----------------------------------------------------------------------------------------
                                January 28,        March 31,         June 30,        September 30,     December 31,
                                   2000              2000              2000              2000              2000
----------------------------------------------------------------------------------------------------------------------
 Caminus Corporation              $100.00           $103.90           $127.27           $206.49           $120.78
 Nasdaq Composite Index           $100.00           $117.78           $102.08           $ 94.29           $ 63.21
 Nasdaq Computer and Data
   Processing Index               $100.00           $110.79           $ 90.53           $ 83.78           $ 51.84

              PROPOSAL 2 -- AMENDMENT TO 1999 STOCK INCENTIVE PLAN
                  AND APPROVAL OF THE CONTINUANCE OF THE PLAN

     On November 2, 2000 and February 8, 2001, the Board of Directors adopted resolutions to approve amendments (together, the "1999 Plan Amendment") to the 1999 Stock Incentive Plan (the "1999 Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 502,312 shares to 1,218,943 shares.

     The Board adopted the 1999 Plan Amendment because the number of shares currently available under the 1999 Plan is insufficient to satisfy the Company's incentive compensation needs. The Board believes that continued grants of stock options, as well as grants of restricted stock and other stock-based awards, will be an important element in attracting and retaining key employees who are expected to contribute to the Company's growth and success.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to its chief executive officer and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if, among other things, the option was issued under a plan approved by stockholders that provides a limit to the number of shares that may be issued under the plan to any individual. In order for options granted under the 1999 Plan, as amended by the 1999 Plan Amendment, to comply with Section 162(m), the continuance of the 1999 Plan must be approved by the stockholders of the Company. Accordingly, on February 8, 2001, the Board of Directors voted to continue the 1999 Plan as amended by the 1999 Plan Amendment. If the stockholders do not vote to continue the 1999 Plan, the Company will not grant any further awards under the 1999 Plan.

     As of February 28, 2001, options to purchase an aggregate of 684,405 shares of the Common Stock at a weighted average price per share of $17.92 were outstanding under the 1999 Plan.

SUMMARY OF THE 1999 PLAN

     The following is a summary of the material provisions of the 1999 Plan.

     Description of Awards. The 1999 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code ("incentive stock options"), options not intended to qualify as incentive stock options ("non-statutory stock options"), restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights. Generally, awards under the 1999 Plan are not assignable or transferable except by will or the laws of descent and distribution.

     Incentive Stock Options and Non-Statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporations). Payment for Common Stock upon exercise of incentive stock options and non-statutory stock options may be made:

     - in cash or by check, payable to the order of the Company;

     - except as the Board of Directors may, in its sole discretion, otherwise provide in an option agreement, by

      -- delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or

      -- delivery by the participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

     - by delivery of shares of Common Stock owned by the participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith, provided

      -- such payment is then permitted under applicable law, and

      -- such Common Stock was owned by the participant at least six months prior to such delivery;

     - to the extent permitted by the Board, in its sole discretion by

      -- delivery of a promissory note of the participant to the Company on terms determined by the Board, or

      -- payment of such other lawful consideration as the Board may determine;
         or

     - by any combination of the above permitted forms of payment.

     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that the conditions specified by the Board in the applicable awards are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such awards.

     Other Stock-Based Awards. Under the 1999 Plan, the Board of Directors has the right to grant other awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

     Eligibility to Receive Awards. All employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) of the Company and its subsidiary corporations are eligible to be granted options, restricted stock awards, or other stock-based awards under the 1999 Plan. Under present law, however, incentive stock options may be granted only to employees. The maximum number of shares with respect to which awards may be granted to any participant under the 1999 Plan may not exceed 450,000 shares per calendar year.

     As of February 28, 2001, the Company had approximately 345 employees and five non-employee directors, all of whom were eligible to participate in the 1999 Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine future award recipients. From the initial adoption of the 1999 Plan through February 28, 2001, the following persons and groups received options to purchase the number of shares listed below.

                                                            WEIGHTED AVERAGE    TOTAL SHARES SUBJECT TO
NAME OF INDIVIDUAL                 TITLE/POSITION            EXERCISE PRICE          OPTION GRANTS
------------------           ---------------------------    ----------------    -----------------------
David M. Stoner............  President and Chief                     NA                      0
                             Executive Officer
Nigel L. Evans.............  Executive Vice President                NA                      0
                             and Director of European
                             Operations; Nominee for
                             Class II Director
Brian J. Scanlan...........  Executive Vice President                NA                      0
                             and Chief Technology
                             Officer; Nominee for Class
                             II Director
Mark A. Herman.............  Vice President and Chief            $ 5.46                 54,040
                             Financial Officer
Lawrence D. Gilson.........  Nominee for Class II                $16.00                  7,143
                             Director
All current directors who
  are not executive
  officers, as a group.....  NA                                  $16.00                 28,572
All current executive
  officers, as a group.....  NA                                      NA                      0
All employees who are not
  executive officers, as a
  group....................  NA                                  $17.72                713,405

---------------

     On March 30, 2001, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $20.44 per share.

     Administration. The 1999 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1999 Plan and to interpret the provisions of the 1999 Plan. Pursuant to the terms of the 1999 Plan, the Board may delegate authority under the 1999 Plan to one or more Board committees, and subject to certain limitations, to one or more executive officers of the Company.

     Subject to the provisions of the 1999 Plan and applicable law, the Board or, upon the Board's delegation, one or more of the Company's executive officers or one or more committees or subcommittees of the Board, has the authority to select the persons to whom awards are granted and determine the terms of each award, including:

     - the number of shares of Common Stock covered by options and the dates upon which such options become exercisable;

     - the exercise price of options;

     - the duration of options; and

     - the number of shares of Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

     The Board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option into a non-statutory stock option, provided that the participant's consent to such an action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the participant. The Board may also at any time accelerate the date on which an option, restricted stock award or a stock-based award becomes exercisable, becomes free of its restrictions or conditions or becomes realizable, as the case may be.

     The Board is required to make appropriate adjustments in connection with the 1999 Plan and any outstanding awards thereunder to reflect any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such award will again be available for grant under the 1999 Plan subject, however, in the case of incentive stock options to any limitations under the Code. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1999 Plan), the Board is authorized to provide for outstanding options or other stock-based awards to be assumed or substituted for by the aquirer. If the aquirer refuses to assume or substitute for outstanding options, they will accelerate, becoming fully exercisable and free of restrictions, prior to consummation of the Acquisition Event. In addition, following an Acquisition Event, under some circumstances, an assumed or substituted award will accelerate if the employment of its holder with aquirer is terminated within one year of the Acquisition Event.

     Amendment or Termination. No award may be made under the 1999 Plan after September 2009, but the vesting and effectiveness of awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 1999 Plan, except that no award granted after an amendment of the 1999 Plan and designated as subject to Section 162(m) of the Code by the Board shall become exercisable, realizable or vested to the extent the amendment was required to grant such award, unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1999 Plan and with respect to the sale of Common Stock acquired under the 1999 Plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Non-Statutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin the day after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or the day after the award is granted if a Section 83(b) Election is made.

     Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 1999 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying Common Stock.

     Tax Consequences to the Company. The grant of an award under the 1999 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1999 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Plan, including in connection with a restricted stock award or as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code described above.

     THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE 1999 PLAN AMENDMENT AND CONTINUANCE OF THE 1999 PLAN AS AMENDED BY THE 1999 PLAN AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

        PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of KPMG LLP as the Company's independent auditors for the current fiscal year. KPMG LLP replaces PricewaterhouseCoopers LLP ("PWC"), whom the Board voted to dismiss on May 19, 2000, at the recommendation of the Audit Committee. PWC acted as the Company's certifying auditors for the period from inception (April 29, 1998) through December 31, 1998 and for the year ended December 31, 1999. Neither of the PWC reports on the Company's financial statements for such periods contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During fiscal years 1998 and 1999 and the subsequent interim period prior to PWC's dismissal, there was no disagreement with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to their satisfaction, would have caused the auditors to make reference to the subject matter of the disagreement in connection with any report issued by them.

     On June 8, 2000, the Company engaged KPMG LLP to act as the Company's independent auditors. During 1998 and 1999 and the subsequent interim period prior to engaging KPMG LLP, the Company did not consult with KPMG LLP regarding
(i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any subject matter of a disagreement or reportable event with the Company's former auditors.

     Audit Fees. KPMG LLP billed the Company an aggregate of $115,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000. KPMG LLP had not been engaged by the Company at the time the Company filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     Financial Information Systems Design and Implementation Fees. KPMG LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

     All Other Fees. KPMG LLP billed the Company an aggregate of $125,500 in fees for other services rendered to the Company and its affiliates for the fiscal year ended 2000.

     Although stockholder approval of the Board's selection of KPMG LLP is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board will reconsider its selection of KPMG LLP.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2001 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") must be received by the Secretary of the Company at its offices, 825 Third Avenue, 28th Floor, New York, New York, 10022, by December 13, 2001.

     If a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice not less than 60 days nor more than 90 days prior to the 2002 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2002 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, telegraph and personal interviews. In addition, the Company retains the right to engage outside agencies to assist in the solicitation of proxies for the Annual Meeting. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will, at their request, reimburse them for their out-of-pocket expenses in this regard.

                                          By Order of the Board of Directors,

                                          DAVID M. STONER
                                          President and Chief Executive Officer

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

April 12, 2001

                                                                      APPENDIX A

                  CAMINUS CORPORATION AUDIT COMMITTEE CHARTER

                                                                     May 2, 2000

I. Membership

     A. Composition. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

     B.Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

        1. Has not been an employee of the Company or an affiliate of the Company in the current year or in any of the past three years;

        2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in a person's home);

        3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

        4. Did not within the last fiscal year receive from the Company or its affiliates compensation -- other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

        5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for-profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000 or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

     Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

     C.Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting or other comparable experience or background which results in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

     D.Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II. Responsibilities of the Audit Committee

     The Audit Committee shall assist the board of directors in fulfilling its responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditor and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

     A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

     B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate and (where appropriate) replace the outside auditor.

     C. The Audit Committee shall ensure that it receives from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1, as modified or amended.

     D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

     E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

     F. The Audit Committee shall direct and request that the outside auditor represent to the Audit Committee that the auditor has brought to the attention of the Audit Committee the matters about which Statement on Auditing Standards No. 61 (as amended) requires discussion, and shall discuss such matters with the outside auditor.

     G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether it will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Form 10-K.

     H. The Audit Committee shall prepare for inclusion in any proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), beginning with the 2001 annual meeting of shareholders, the report described in Item 306 of Regulation S-K.

     I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller and the most senior other person, if any, responsible for the internal audit activities that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, the Chairman shall be authorized to confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

      J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

     K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

     L. The Audit Committee shall prepare minutes of its meetings that shall be presented to the board of directors for review. The Audit Committee may determine that some or all of its minutes shall not be made available to members of management who are directors of the Company.

     M. The Audit Committee shall regularly report to the board of directors concerning any action the Audit Committee in the exercise of its business judgment believes the board of directors should consider.

                                                                      Appendix B


                               CAMINUS CORPORATION

                            1999 STOCK INCENTIVE PLAN

1.       Purpose

The purpose of this 1999 Stock Incentive Plan (the "Plan") of Caminus Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.       Eligibility

All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.       Administration, Delegation

         (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

         (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       Stock Available for Awards

         (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 502,312 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 450,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with
Section 162(m) of the Code ("Section 162(m)").

5.       Stock Options

         (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

         (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

         (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

         (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

                  (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

                  (4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

                  (5) by any combination of the above permitted forms of payment.

6.       Restricted Stock

         (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

         (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.       Adjustments for Changes in Common Stock and Certain Other Events

         (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

         (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice (including electronic notice) to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

         (c)      Acquisition Events

                  (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 60% or more of the combined voting power of the Company's then outstanding securities (other than through an acquisition of securities directly from the Company) by any "person," as such term is used in Sections 13(d) and 14(d) of the

Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company

                  (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

                  Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice (including electronic notice) to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

                  (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall be assumed or substituted by and shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

                  (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

                  (5) Consequences of Certain Terminations After an Acquisition Event. Each Option, Restricted Stock Award or other Award assumed or substituted pursuant to this Section 8(c) shall include a provision to the effect that such Option, Restricted Stock Award or other Award shall become immediately exercisable (or vested) in full if, on or prior to the first anniversary of the Acquisition Event, the Participant terminates his or her employment for Good Reason or is terminated without Cause by the surviving or acquiring corporation. "Good Reason" shall mean any significant diminution in the Participant's title, authority or responsibilities from and after such Acquisition Event or any reduction in the annual cash compensation payable to the Participant from and after such Acquisition Event. "Cause" shall mean any willful misconduct by the Participant which affects the business reputation of the Company or willful failure by the Participant to perform his or her material responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company). The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

9.       Non-Competition

         (a) Non-Competition. As a condition to the issuance of Awards and shares of Common Stock issuable upon exercise of Awards (together with the Awards, "Securities") pursuant to the Plan, and as a means reasonably designed to protect the intellectual property, confidential and proprietary information of the Company, as long as the Participant owns Securities, the Participant will not, without the prior written consent of the Company based upon approval from the Board (or any successor entity of the Company), anywhere in the world, directly or indirectly, engage in, assist (financially or otherwise), associate with, or perform services (other than on behalf of the Company or any of its affiliates) in the Company Business, including, without limitation, whether such engagement, assistance, association or performance is as an individual, principal, officer, director, proprietor, employee, partner, stockholder or other investor (other than as a holder of less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), creditor, guarantor, consultant, advisor, agent, sales representative or other participant, or otherwise permit his name to be used or employed with any such business. "Company Business" shall mean the business of the Company, including, without limitation, the business of developing, licensing, installing and maintaining commodities trading and risk management software and providing consulting and support services substantially related to such software activities to the foreign exchange, natural gas, crude oil, refined products and electric power industries.

         (b) Non-Interference. As long as a Participant owns Securities, no Participant shall, without the prior written consent of the Company, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, (a) hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ any person who is then, or within the prior twelve (12) months has been, an employee of the Company or its affiliates, whether or not for compensation and whether as an officer, covenantor, consultant, advisor, independent sales representative, independent contractor or participant, or (b) except as may be appropriate to perform such Participant's employment duties for the Company, contact, solicit, service or otherwise have any dealings related to Company Business with any person or entity with whom the Company or its affiliates has a former, current or prospective business relationship or who is or was at any time during his employment with the Company (including any predecessor or successor entity) a customer or client of the Company or its affiliates, or a prospective customer or client to which the Company or its affiliates has made a written or oral business proposal.

         (c) Effect of Violation. In the event of a violation by a Participant of the provisions of this Section 9, then all Options held by such Participant shall be immediately null and void and non-exercisable, and the Company shall have the right, at any time after such event, to repurchase any shares of Common Stock issued in connection with Option exercises or other Awards ("Award Shares") owned by such Participant for an amount equal to the lesser of (i) the Fair Market Value of the Award Shares repurchased as of the date of such violation, and (ii) the price paid by the Participant for such Award Shares.

10.      General Provisions Applicable to Awards

         (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine, it being understood that an electronic form of Award shall be deemed to be a written instrument for purposes of the Plan. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

         (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive

Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.      Miscellaneous

         (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

         (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

         (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


                                          Approved by the Board of Directors
                                          on September 30, 1999

                                          Approved by the Stockholders
                                          on September 30, 1999

                               CAMINUS CORPORATION

                                 AMENDMENT NO. 1

                                       TO

                            1999 STOCK INCENTIVE PLAN


         Section 4(a) of the 1999 Stock Incentive Plan (the "Plan") of Caminus Corporation, a Delaware corporation, is hereby amended to increase from 502,312 to 1,218,943 the number of shares of Common Stock, $0.01 par value per share, authorized for issuance under the Plan.

         Except to the extent amended hereby, the Plan is in all respects hereby ratified and confirmed and shall continue in full force and effect.

                                                     Adopted by the Board of
                                                     Directors on November 2,
                                                     2000 and February 8, 2001.

                                                                      Appendix C

                               CAMINUS CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2001

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

         The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) David M. Stoner and Lawrence D. Gilson, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of CAMINUS CORPORATION (the "Company") to be held on Wednesday, May 2, 2001, at 10:00 a.m., at The Penn Club, 30 West 44th Street, New York, New York, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" EACH OF PROPOSALS 2 AND 3.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                               CAMINUS CORPORATION

                                   MAY 2, 2001

                Please Detach and Mail in the Envelope Provided.

[x] Please mark your votes as in this example.

1. To elect the following nominees for Class II Director to serve for the ensuing three years (except as marked below):

         Nominees:  Nigel L. Evans       Lawrence D. Gilson     Brian J. Scanlan

              / /     FOR                                 / / WITHHOLD AUTHORITY
                      ALL NOMINEES                            FOR  ALL NOMINEES
                      (except as marked below)

         (Instruction: To withhold a vote for an individual nominee or nominees, write the name(s) of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).)

2. To approve (a) an amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares of the Company's common stock authorized for issuance thereunder from 502,312 to 1,218,943 shares and
         (b) the continuance of the 1999 Stock Incentive Plan, as amended.

         / /  FOR                 / / AGAINST              / / ABSTAIN

3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2001.

         / /  FOR                 / /  AGAINST              / /  ABSTAIN

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

         A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND A VOTE "FOR" EACH OF PROPOSALS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE                                     MARK HERE IF YOU PLAN TO
FOR ADDRESS         / /                       ATTEND THE MEETING             / /
CHANGE AND
NOTE AT LEFT


                                        ________________________________________
                                                          Signature

                                        ________________________________________
                                                 Signature if held jointly


                                        Dated: ______________________, 2001



NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.


                                      C-3